UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2008
Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403

Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code: (262) 636-1200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into Material Definitive Agreement.
On February 1, 2008, Modine Manufacturing Company (the “Company” or “Modine”) entered into the following agreements:
•	Amendment No. 3 to Amended and Restated Credit Agreement and Release amending the Amended and Restated Credit Agreement dated as of October 27, 2004 (the “Credit Agreement”);

•	First Amendment to the Note Purchase Agreement dated as of December 7, 2006 (the “2006 Note Purchase Agreement”) pursuant to which the Company issued $50 million of 5.68% Senior Notes, Series A due December 7, 2017 and $25 million 5.68% Senior Notes, Series B due December 7, 2018 (the “2006 Notes”);

•	First Amendment to the Note Purchase Agreement dated as of September 29, 2005 (the “2005 Note Purchase Agreement”) pursuant to which the Company issued $75 million of 4.91% Senior Notes due September 29, 2015 (the “2005 Notes”).
The effective date of the amendments listed above is December 26, 2007, the last day of the Company’s fiscal third quarter.
On December 13, 2007, Modine issued a press release announcing, among other things, that it had entered into a short-term waiver letter, dated December 11, 2007, with respect to the 2005 Notes. The short-term waiver was executed in order to accommodate the evaluation of certain of the Company’s assets for impairment or realizability, and not disrupt the Company’s ordinary business activities. The waiver letter was attached to Modine’s Current Report on Form 8-K dated December 13, 2007 as Exhibit 10.1.
The Company has determined that certain of its assets are impaired and that a deferred tax valuation charge is necessary. These charges within the third quarter of fiscal 2008 are the result of the Company’s previously announced evaluation of its goodwill, fixed assets and deferred tax assets, primarily related to its Original Equipment – North America segment. Included in the charges is a goodwill impairment charge of $23.8 million and other long-lived asset impairment charges of $7.7 million and a charge of $40.4 million related to a valuation allowance established against the Company’s net U.S. deferred tax assets.
To improve business performance, the Company’s Board of Directors on January 29, 2008 authorized additional restructuring actions, including the anticipated closure of three U.S. manufacturing plants and a facility in Europe.
The amendments to the Credit Agreement, the 2006 Note Purchase Agreement and the 2005 Note Purchase Agreement, among other things, revise certain financial covenants to which the Company was bound so that the Company may add back certain non-cash charges, conduct the above-described restructuring and operate in the ordinary course within the bounds of the financial covenants.
The amendment to the Credit Agreement, among other things:
•	Permits the Company to exclude certain non-cash charges and determinable cash restructuring charges up to $25 million incurred in the above-described restructuring from the definition of Consolidated Net Income;

•	Reduces the Interest Expense Coverage Ratio from 3.00 to 1.00 for fiscal quarters ending on or before December 26, 2007 to 2.50 to 1.00 for fiscal quarter ending on or after September 30, 2009 with reduced ratios for quarters during the restructuring process;

•	Acknowledges that the sale by Thermacore, Inc. of substantially all of its assets is permitted; and

•	Releases Thermal Corp., a wholly owned subsidiary of Thermacore, Inc., as a guarantor of the Company’s obligations under the agreement upon the sale by Thermacore, Inc. of substantially all of its assets.
The amendment to the 2006 Note Purchase Agreement, among other things:
•	Permits the Company to add back certain non-cash charges and determinable cash restructuring charges up to $25 million incurred in the above-described restructuring from the definition of Consolidated EBIT;

•	Excludes hedging transactions entered into in the ordinary course of business and not for speculative purposes from the definition of Swap Contract;

•	Obligates the Company to pay each holder of a 2006 Note supplemental interest for the period beginning on April 1, 2008 and ending on June 30, 2009 at the rate of 0.35% per annum on the outstanding principal balance of the notes held by such holder;

•	Amends a covenant to state that Consolidated Total Debt to Consolidated EBITDA will not, as of the last day of each fiscal quarter, exceed the ratio of 3.00 to 1.00 determined on a basis of a rolling four quarter average;

•	Amends the covenant for Interest Expense Coverage Ratio such that it is reduced from 2.50 to 1.00 for fiscal quarters ending on or before March 31, 2008 and then returns to that level for the quarter ending June 30, 2009 and beyond, with reduced ratios for interim quarters;

•	Adds a cross-default provision in the event the Company is in default on a debt of at least $20 million; and

•	Releases Thermal Corp., a wholly owned subsidiary of Thermacore, Inc., as a guarantor of the Company’s obligations under the agreement upon the sale by Thermacore, Inc. of substantially all of its assets.
The amendment to the 2005 Note Purchase Agreement, among other things:
•	Permits the Company to add back certain non-cash charges and determinable cash restructuring charges up to $25 million incurred in the above-described restructuring from the definition of Consolidated EBIT;

•	Obligates the Company to not take any action to consummate a Change in Control unless the Company shall have offered to prepay the 2005 Notes (a provision that exists in the 2006 Note Purchase Agreement);

•	Excludes hedging transactions entered into in the ordinary course of business and not for speculative purposes from the definition of Swap Contract;

•	Obligates the Company to pay each holder of a 2006 Note supplemental interest for the period beginning on April 1, 2008 and ending on June 30, 2009 at the rate of 0.35% per annum on the outstanding principal balance of the notes held by such holder;

•	Adds a covenant for Interest Expense Coverage Ratio that mirrors that of the 2006 Note Purchase Agreement;

•	Adds a cross-default provision in the event the Company is in default on a debt of at least $20 million; and

•	Releases Thermal Corp., a wholly owned subsidiary of Thermacore, Inc., as a guarantor of the Company’s obligations under the agreement upon the sale by Thermacore, Inc. of substantially all of its assets.
Item 2.02 Results of Operations and Financial Condition
On February 4, 2008, the Company issued a press release announcing the results of operations and financial condition for the third quarter ended December 26, 2007.
During a conference call scheduled to be held at 11:00 a.m. EDT on February 4, 2008, the Company’s President and Chief Executive Officer, David B. Rayburn, and Executive Vice President, Finance and Chief Financial Officer, Bradley C. Richardson, will discuss the Company’s results for the third quarter ended December 26, 2007.
Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s press release in connection with the announcement. The information in this Item 2.02, including the exhibit attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
The following exhibits are being filed herewith:

10.1	Amendment No. 3, dated as of February 1, 2008, to Amended and Restated Credit Agreement and Release dated as of October 27, 2004 among Modine Manufacturing Company, the financial institutions that are signatories thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as Agent.

10.2	First Amendment, dated as of February 1, 2008, to Note Purchase Agreement dated as of December 7, 2006 among Modine Manufacturing Company and the Purchasers of 5.68% Senior Notes Series A due December 7, 2017 and Series B due December 7, 2018 in an aggregate principal amount of $75,000,000.

10.3	First Amendment, dated as of February 1, 2008, to Note Purchase Agreement dated as of September 29, 2005 among Modine Manufacturing Company and the Purchasers of 4.91% Senior Notes due September 29, 2015 in an aggregate principal amount of $75,000,000.
The following exhibit is being furnished herewith:

99.1	Press Release dated February 4, 2008 announcing the results of operations and financial condition for the third quarter ended December 26, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D. B. Rayburn D. B. Rayburn
President and Chief Executive Officer

By: /s/ D. R. Zakos

D. R. Zakos
Vice President, General Counsel and Secretary
Date: February 4, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment No. 3, dated as of February 1, 2008, to Amended and Restated Credit Agreement and Release dated as of October 27, 2004 among Modine Manufacturing Company, the financial institutions that are signatories thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as Agent.

10.2	First Amendment, dated as of February 1, 2008, to Note Purchase Agreement dated as of December 7, 2006 among Modine Manufacturing Company and the Purchasers of 5.68% Senior Notes Series A due December 7, 2017 and Series B due December 7, 2018 in an aggregate principal amount of $75,000,000.

10.3	First Amendment, dated as of February 1, 2008, to Note Purchase Agreement dated as of September 29, 2005 among Modine Manufacturing Company and the Purchasers of 4.91% Senior Notes due September 29, 2015 in an aggregate principal amount of $75,000,000.

99.1	Press Release dated February 4, 2008 announcing the results of operations and financial condition for the third quarter ended December 26, 2007.